SHANGHAI LINGYUN YONGRAN LAW FIRM

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Attorney Opinion Letter

Concerning the shares of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd.

Manhing Enterprises Limited (Hong Kong):

As Manhing Enterprises Limited (Hong Kong)'s legal affairs undertaker in Mainland China, according to "LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON LAYYERS" and related legislations,Shanghai Lingyun Yongran Law Firm assigned Attorney Zheng Shanjian and Attorney Liu Xiaolan to give their attorney opinions, which is about Manhing Enterprises Limited (Hong Kong) holding shares of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd..

Before preparing this attorney opinion letter, we overviewed all the industrial and commercial files of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. and referred to the laws and regulations below :

- COMPANY LAW OF THE PEOPLE'S REPUBLIC OF CHINA
- LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON CHINESE-FOREIGN EQUITY JOINT VENTURES
- REGULATIONS FOR THE IMPLEMENTATION OF THE LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON CHINESE-FOREIGN EQUITY JOINT VENTURES
- ORIGINAL AND ADDITIONAL REGULATIONS FOR EACH PARTY'S INVESTMENT ON CHINESE-FOREIGN EQUITY JOINT VENTURES

This Attorney Opinion Letter only based on the laws and regulations, which are in force before 2006-10-15.

Our opinions of Manhing Enterprises Limited (Hong Kong) holding shares of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. are as below:

1. **Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. share status when it was set up.**

   1) Shanghai Municipal People's Government issued Foreign Investment Enterprise Permission Certificate[International Business Shanghai Pudong Joint Ventures(1996)No.255] on 1996-3-25, which allowed Shanghai Pudong New District Wanxing Living Things Co., LTD. to set up. It was the precursor of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. and registered in Shanghai Administration of Industry and Commerce Pudong New District Branch on 1996-3-31.

   2) On 1996-6-28, Shanghai Lixin Audit Firm issued "Asset Inspection Report for Shanghai Pudong New District Wanxing Living Things Co.,Ltd. Paid-in Registered Capital "[(96)No.10008] by their CIA. The report summarized that company's investment capital amount was USD3.5 million, and registered capital amount was USD2.5 million. Part A, Beijing Xieyi Living Things Co., Ltd. actually paid in capital USD325000, which was 13% of the registered capital. Part B, Manhing Enterprises Limited (Hong Kong), actually paid in capital USD1.3 million, which was 52% of the registered capital. Part C, French DNA Hi-Tech Co., Ltd ,actually paid in capital USD875000, which was 35% of the registered capital. All three parts paid in the full amount according to the regulations of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.'s Company Contract and Articles of Association.

2. **Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. Share Status Changes**

   1) On 1996-8-19, Shanghai Pudong New District Economic and Trade Bureau issued permission [Pudong Economic and Trading (1996)No.669], which allowed Shanghai Pudong New District Wanxing Living Things Co.,Ltd. changed its name to Shanghai

Wanxing Living Things Co.,Ltd. The original Part A (Beijing Xieyi Living Things Co., Ltd.), Part B (Manhing Enterprises Limited (Hong Kong)) and Part C (French DNA Hi-Tech Co., Ltd) all transferred 1% of their holding shares to the new shareholder, Part D (Shanghai Zhang Qiao Economic Develop Co., Ltd.). Shanghai Wanxing Living Things Co.,Ltd.. got total new investment USD2.5 million and additional registered capital USD1.75 million. The total investment amount was USD6 million and the total registered capital amount was USD4.25million. Part A hold 12%. Part B hold 51%, Part C hold 34% and Part D hold 3%.

2) On 1998-9-18, Shanghai Pudong New District Administration Commission issued permission [Shanghai Pudong Administration (1998) No.569], which allowed the original investor, French DNA Hi-Tech Co., Ltd, to withdraw its shares and left the joint venture. It transferred all 34% shares to the Part B, Manhing Enterprises Limited (Hong Kong). Part C, Shanghai Public Transport Controlling Co., Ltd., invested USD2.52 million and joined Shanghai Wanxing Living Things Co., Ltd.. Then the total investment amount of Shanghai Wanxing Living Things Co., Ltd increased to USD12 million and the registered capital increased to USD9 million. The four investors' investments and percentages were adjusted as below:

   Part A, Beijing Xieyi Living Things Co., Ltd., USD510000, 5.6%

   Part B, Manhing Enterprises Limited (Hong Kong), USD5.7 million, 63.4%

   Part C, Shanghai Public Transport Controlling Co., Ltd., USD2.52 million, 28%

   Part D, Shanghai Zhang Qiao Economic Develop Co., Ltd., USD270000, 3%

3) On 2000-6-29, Shanghai Pudong New District Administration Commission issued permission [Shanghai Pudong Administration (2000)No.587] , which allowed Shanghai Wanxing Living Things Co., Ltd changed its name to Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.

4) In Dec 2002, Shanghai Pudong New District People's Government issued permission [Pudong Government (2002) No.631], which allowed Part B of Shanghai Wanxing

Bio-pharmaceuticals Co., Ltd., Manhing Enterprises Limited (Hong Kong) transferred 18% shares from its holding 63.4% shares to Beijing Guo'an Electronic Co.,Ltd.. After the transaction, all parts' investments amount and percentages were as below:

Part A, Beijing Xieyi Living Things Co., Ltd., USD510000, 5.6%

Part B, Manhing Enterprises Limited (Hong Kong), USD4.08 million, 45.4%

Part C, Shanghai Public Transport Controlling Co., Ltd., USD2.52 million, 28%

Part D, Shanghai Zhang Qiao Economic Develop Co. Ltd., USD270000, 3%

Part E, Beijing Guo'an Electronic Co.,Ltd., USD1.62 million, 18%

5) On 2003-5-20, Shanghai Pudong New District People's Government issued permission [Pudong Government (2003) No.286], which allowed previous Part C of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd., Shanghai Transport Investment (Group) Co., Ltd. (the precursor is Shanghai Public Transport Controlling Co., Ltd.),transferred its 28% shares to Part B, Manhing Enterprises Limited (Hong Kong). After the transaction, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. is a joint venture of Beijing Xieyi Living Things Co., Ltd., Manhing Enterprise Limited (Hong Kong), Beijing Guo'an Electronic Co.,Ltd., and Shanghai Zhang Qiao Economic Develop Co. Ltd.. All parts' investments amount and percentages are as below:

Part A, Beijing Xieyi Living Things Co., Ltd., USD510000, 5.6%

Part B, Manhing Enterprises Limited (Hong Kong), USD6.6 million, 73.4%

Part C, Beijing Guo'an Electronic Co.,Ltd., USD1.62 million, 18%

Part D, Shanghai Zhang Qiao Economic Develop Co. Ltd., USD270000, 3%

6) On 2003-6-13, Shanghai Pudong New District People's Government issued permission [Pudong Government (2003) No.353], which allowed the previous Part A of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd., Beijing Xieyi Living Things Co., Ltd., transferred its 5.6% shares to Shanghai Wanjun Trading Co., Ltd.. The previous Part D, Shanghai Zhang Qiao Economic Develop Co. Ltd., transferred its 3% shares to the Part B, Manhing Enterprises Limited (Hong Kong). After the transaction, Shanghai Wanjun Trading Co. Ltd., Manhing Enterprises Limited (Hong Kong) and

Beijing Guo'an Electronic Co.,Ltd. were the shareholders of the joint venture. All parts' investments amount and percentages are as below:

Part A, Shanghai Wanjun Trading Co., Ltd., USD510000, 5.6%

Part B, Manhing Enterprises Limited (Hong Kong), USD6.87million, 76.4%

Part C, Beijing Guo'an Electronic Co.,Ltd., USD1.62million, 18%

3. Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. Current Share Status

1) On 2003-7-16, Shanghai Pudong New District People's Government issued permission [Pudong Government (2003) No.421], which allowed the previous Part A of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd., Shanghai Wanjun Trading Co. Ltd., transferred its 5.6% shares to Part B, Manhing Enterprises Limited (Hong Kong). After the transaction Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. only has two shareholders, which are Manhing Enterprises Limited (Hong Kong) and Beijing Guo'an Electronic Co.,Ltd.. Both parts' investments amount and percentages are as below:

   Part A, Manhing Enterprises Limited (Hong Kong), USD7.38 million, 82%

   Part B, Beijing Guo'an Electronic Co.,Ltd., USD1.62 million, 18%

2) On 2003-7-25, Shanghai Administration of Industry and Commerce Pudong New District Branch approved and filed the above change. It also confirmed the investors of Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd. are Manhing Enterprises Limited (Hong Kong)(USD7.38 million) and Beijing Guo'an Electronic Co.,Ltd. (USD1.62million).

3) On 2005-3-25, Shanghai Hu Jiang Cheng Xin Certified Public Accountants issued its [2005 No.10-107] Auditing Report, which confirmed Shanghai Wanxing Bio-pharmaceuticals Co.,Ltd.'s registered capital is USD9 million. The investors information are as below:

   Part A, Manhing Enterprises Limited (Hong Kong), USD7.38million, 82%

Part B, Beijing Guo'an Electronic Co., Ltd., USD1.62million, 18%

Summary:

From July 2003 to the date of this report, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.'s total investment amount is USD12 million and the registered capital is USD9 million. Its shareholders are as below:

- **Manhing Enterprises Limited (Hong Kong) , investment amount USD7.38 million, holding 82% shares.**
- **Beijing Guo'an Electronic Co., Ltd., investment amount USD1.62 million, holding 18% shares.**

Both shareholders' shares are valid and meet requests of laws of the People's Republic of China.

This Attorney Opinion Letter is based on all the legal and valid documents issued by Shanghai Pudong New District People's Government, Shanghai Pudong New District Economic and Trade Bureau, Shanghai Pudong New District Administration Commission and Shanghai Administration of Industry and Commerce Pudong New District Branch.

Attorney Zheng Shanjian 鄭善建律師章

Attorney Liu Xiaolan 刘晓岚律师章

15th Oct 2005